Exhibit 10.1

SUBSCRIPTION AGREEMENT

Digital Power Corporation

48430 Lakeview Blvd.

Fremont, CA 94538

Ladies and Gentlemen:

The undersigned (the “Investor”) hereby confirms its agreement with Digital Power Corporation, a California corporation (the “Company”), as follows:

1.     This Subscription Agreement, including the Terms and Conditions for Purchase of common stock of the Company, no par value (the “Common Stock”) attached hereto as Annex I which are incorporated herein by this reference as if fully set forth herein (the “Terms and Conditions” and, together with this Subscription Agreement, this “Agreement”) is made as of the date set forth below between the Company and the Investor.

2.     The Company has authorized the sale and issuance to the investor of [●] shares of Common Stock and warrants to purchase [●] shares of common stock at $0.90 per share (“Warrants”) for an aggregate purchase price of USD $[●] (the “Purchase Price”). The Investor will pay the Purchase Price by cancellation of a promissory note in the amount of $[●] previously issued by the Company to the Investor.

3.     The offering and sale of the Common Stock and Warrants (the “Offering”) is being made pursuant to (a) an effective Registration Statement on Form S-3, No. 333-215834 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”), including the Prospectus contained therein (the “Base Prospectus”), (b) if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Act”)), that have been or will be filed, if required, with the Commission and delivered to the Investor on or prior to the date hereof (the “Issuer Free Writing Prospectus”), containing only certain supplemental information regarding the Common Stock, the terms of the Offering and/or the Company, and (c) a Prospectus Supplement (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”) containing certain supplemental information regarding the Common Stock and terms of the Offering and the Company that has been or will be filed with the Commission and has been delivered to the Investor prior to the Closing.

4.     The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor [●] shares of Common Stock and Warrants to purchase [●] shares of common stock for the Purchase Price. The Common Stock and Warrants shall be purchased pursuant to the Terms and Conditions.

5.     The manner of settlement of the shares of Common Stock purchased by the Investor (the “Investor Shares”) shall be as follows:

Delivery by crediting the account of the Investor’s prime broker (as specified by such Investor on Exhibit A annexed hereto) with the Depository Trust Company (“DTC”) through its Deposit/Withdrawal At Custodian (“DWAC”) system, whereby Investor’s prime broker shall initiate a DWAC transaction on the Closing Date using its DTC participant identification number, and released by Computershare Trust Company, the Company’s transfer agent (the “Transfer Agent”), at the Company’s direction. NO LATER THAN 8:00 A.M. (EASTERN TIME) ON THE SECOND BUSINESS DAY IMMEDIATELY AFTER THE DATE OF EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL:

(I)	Deliver to the Company, this duly completed and executed Agreement and the Purchase Price; and

(II)

DIRECT THE BROKER-DEALER AT WHICH THE ACCOUNT OR ACCOUNTS TO BE CREDITED WITH THE INVESTOR SHARES ARE MAINTAINED TO SET UP A DWAC INSTRUCTING THE TRANSFER AGENT TO CREDIT SUCH ACCOUNT OR ACCOUNTS WITH THE INVESTOR SHARES.

6.     The Investor represents that it has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission) the Base Prospectus, declared effective by the Commission on February 8, 2017, which is a part of the Company’s Registration Statement and the documents incorporated by reference therein, any Issuer Free Writing Prospectus and the Prospectus Supplement (collectively, the “Disclosure Package”), prior to or in connection with the receipt of this Agreement. The Investor acknowledges that, prior to the delivery of this Agreement to the Company, the Investor may receive certain additional information regarding the Offering and the Company (the “Offering Information”). Such information may be provided to the Investor by any means permitted under the Act, including the Prospectus Supplement, a free writing prospectus and oral communications.

7.     No offer by the Investor to buy Common Stock will be accepted and no part of the Investor Purchase Price will be delivered to the Company until the Investor has received or has public access to the Disclosure Package and the Offering Information and the Company has accepted such offer by countersigning a copy of this Agreement, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to the Company sending (orally, in writing or by electronic mail) notice of its acceptance of such offer. An indication of interest will involve no obligation or commitment of any kind until the Investor has been delivered the Disclosure Package and Offering Information and this Agreement is accepted and countersigned by or on behalf of the Company.

Number of Shares of Common Stock:	[●]

Warrants to purchase shares of Common Stock:	[●]

Aggregate Investor Purchase Price:	[●]

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: April __, 2017

INVESTOR (print exact legal name)

By:
Print Authorized Signatory Name:

Title:

Address:

[Signature Page I to Digital Power Corporation Subscription Agreement]

Agreed and Accepted
this 3rd day of April 2017:

Digital Power Corporation
By:__________________________________________ Name: Amos Kohn Title: President and CEO

[Signature Page II to Digital Power Corporation Subscription Agreement]

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF COMMON STOCK AND WARRANTS

1.     Authorization and Sale of the Common Stock and Warrants. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Common Stock and Warrants.

2.     Agreement to Sell and Purchase the Common Stock and Warrants.

2.1     At the Closing (as defined in Section 3.1), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the number of shares of Common Stock and Warrants set forth on the last page of the Agreement to which these Terms and Conditions for Purchase of Common Stock and Warrants are attached as Annex I (the “Signature Page”) for the aggregate purchase price therefor set forth on the Signature Page.

3.     Closing and Delivery of the Common Stock and Warrants and Purchase Price.

3.1     Closing. The completion of the purchase and sale of the Common Stock and Warrants (the “Closing”) shall occur at a place and time (the “Closing Date”) to be specified by the Company and the Investor. At the Closing, (a) the Company shall cause the Transfer Agent to deliver to the Investor the number of shares of Common Stock set forth on the Signature Page registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor; (b) deliver the Warrants; and (c) the Investor shall cancel the debt from the Investor to the Company.

3.2     Conditions to the Obligations of the Parties.

(a)     Conditions to the Company’s Obligations. The Company’s obligation to issue and sell the Common Stock and Warrants to the Investor shall be subject to: (i) the receipt by the Company of the purchase price for the Common Stock and Warrants being purchased hereunder as set forth on the Signature Page through the cancellation of debt, (ii) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date, and (iii) the conditional acceptance of the Offering by the NYSE MKT.

4.     Representations, Warranties and Covenants of the Investor.

The Investor acknowledges, represents and warrants to, and agrees with, the Company that:

4.1     The Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to the enforceability of any rights to indemnification or contribution that may violate the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).

Annex-1

4.2     The Investor understands that nothing in this Agreement, the Prospectus, the Disclosure Package, the Offering Information or any other materials presented to the Investor, if any, in connection with the purchase of Common Stock and Warrants constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors and made such investigation as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Common Stock and Warrants.

4.3.     The Investor is purchasing the shares of Common Stock and Warrants for itself and for investment and not with a view for immediate resale or distribution.

5.     Survival of Representations, Warranties and Agreements; Third Party Beneficiary. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the shares of Common Stock and Warrants being purchased and the payment therefor.

6.     Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

7.     Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

8.     Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

9.     Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of California, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

10.    Counterparts. This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. The Company and the Investor acknowledge and agree that the Company shall deliver its counterpart to the Investor along with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission).

Confirmation of Sale. The Investor acknowledges and agrees that such Investor’s receipt of the Company’s signed counterpart to this Agreement, together with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission), shall constitute written confirmation of the Company’s sale of shares of Common Stock and Warrants to such Investor.

Annex-2

EXHIBIT A TO SUBSCRIPTION AGREEMENT

DIGITAL POWER CORPORATION

INVESTOR QUESTIONNAIRE

Pursuant to Section 3 of Annex I to the Agreement, please provide us with the following information:

1.	The exact name that your shares of Common Stock are to be registered in. You may use a nominee name if appropriate:

2.	The relationship between the Investor and the registered holder listed in response to item 1 above:

3.	The mailing address of the registered holder listed in response to item 1 above:

4.	The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:

5.	Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the shares of Common Stock are maintained):

6.	DTC Participant Number:

7.	Name of Account at DTC Participant being credited with the shares of Common Stock:

8.	Account Number at DTC Participant being credited with the shares of Common Stock.

Exhibit A-1